Exhibit 10.9
INCENTIVE BONUS AGREEMENT

This Cash Incentive Agreement (the “Agreement”), dated as of April 1, 2022, is made and entered into by and between Root Inc. (the “Company”) and (the “Employee”) (collectively, the “Parties”).
WHEREAS, the Employee has chosen, in connection with the Company’s 2022 Long-Term Incentive Program (the “Program”), to receive a portion of the Employee’s 2022 long-term incentive award in the form of a cash;
NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Employee agree as follows:
1.Subject to the Employee remaining employed through April 1, 2023, the Company agrees to pay the Employee the amount of $ (the “Incentive Bonus”) within thirty (30) days following such date, less tax withholdings and deductions. If the Employee’s employment with the Company ceases for any reason prior to April 1, 2023, then no Incentive Bonus, or any pro rata portion thereof, shall be paid.
2.The Parties agree that this Agreement is for the sole purpose of providing an Incentive Bonus to the Employee. This Agreement does not constitute an employment contract between the Employee and the Company for any specific time period and does not in any way alter the Employee’s status as an at-will employee.
3.This Agreement shall be interpreted and enforced in accordance with the laws of the State of Ohio, without reference to its conflict of laws rules.
4.This Agreement constitutes the entire understanding of the Parties with regard to the Company’s provision of the Incentive Bonus to the Employee. This Agreement supersedes all prior or contemporaneous discussions, representations, correspondence or agreements, whether oral or written, pertaining to the Incentive Bonus. Any modifications to this Agreement shall be in writing and signed by both parties.
5.Notwithstanding any other provision herein, the parties intend that payments under this Agreement shall be exempt from, or comply with,  Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted accordingly.

Employee

Name:
Date:

Company

By: /s/Alexander Timm
Alexander Timm
Chief Executive Officer
April 1, 2022